                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 LODGIAN, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 LODGIAN, INC.
                      3445 PEACHTREE ROAD, N.E., SUITE 700
                               ATLANTA, GA 30326

                                 April 27, 2001

To Our Stockholders:

     On behalf of the Board of Directors and management, I cordially invite you to attend the Annual Stockholders Meeting to be held on Thursday, June 21, 2001 at 9:30am. Eastern Standard Time, at Tower Place -- Building 100, 27(th) Floor, 3340 Peachtree Road N. E., Atlanta, GA 30326.

     The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. Also included in the mailing is a copy of Lodgian's 2000 Annual Report to Stockholders.

     In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

     It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

                                           Sincerely yours,

                                           /s/ Thomas Arasi
                                           Thomas Arasi
                                           President and Chief Executive Officer

                                 LODGIAN, INC.
                      3445 PEACHTREE ROAD, N.E., SUITE 700
                             ATLANTA, GEORGIA 30326

 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 21, 2001

 ------------------------------------------------------------------------------

To the Stockholders of Lodgian, Inc.:

     Notice is hereby given that the Annual Meeting of Stockholders of Lodgian, Inc., a Delaware corporation ("Lodgian"), will be held on Thursday, June 21, 2001, commencing at 9:30 a.m. Eastern Standard Time, at Tower Place -- Building 100, 27(th) Floor, 3340 Peachtree Road N.E., Atlanta, Georgia 30326 for the following purposes:

          1. To elect two Class III directors to serve for three-year terms expiring at the 2004 Annual Meeting of Stockholders.

          2. To ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company.

          3. To consider and act upon such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on April 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote on any matters which may properly come before the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to vote, sign, date and return the accompanying proxy as soon as possible. If you are planning to attend the Annual Meeting, please notify the Secretary.

                                          By order of the Board of Directors,

                                          /s/ THOMAS S. GRYBOSKI
                                          Thomas S. Gryboski
                                          Secretary

Dated: April 27, 2001
Atlanta, Georgia

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AND VOTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. PLEASE VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PRE-PAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE.

                                 LODGIAN, INC.
                      3445 Peachtree Road, N.E., Suite 700
                             Atlanta, Georgia 30326

                                PROXY STATEMENT

     This Proxy statement is furnished by the Board of Directors of Lodgian, Inc., a Delaware corporation ("Lodgian" or the "Company"), in connection with Lodgian's solicitation of proxies for use at the 2001 Annual Meeting of Stockholders of Lodgian (the "Annual Meeting"), which will be held on Thursday, June 21, 2001, commencing at 9:30 a.m. Eastern Standard Time, at Tower
Place -- Building 100, 27th Floor, 3340 Peachtree Road N.E., Atlanta, Georgia 30326, and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card are being mailed to stockholders of Lodgian on or about April 27, 2001.

     All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given, and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy. In voting by proxy with regard to the election of directors, stockholders may vote in favor of the nominee or withhold their votes as to the nominee. If no direction is given on the proxy, it will be voted for the election of the nominee for director.

     A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary or Assistant Secretary of Lodgian, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

                       RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 23, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the common stock, par value $.01 per share (the "Common Stock"), of Lodgian as of April 23, 2001 will be entitled to one vote for each share held. On April 23, 2001, there were 28,139,481 shares of Common Stock outstanding and entitled to vote.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of Common Stock as of April 23, 2001, by (i) each person known to the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock as of April 23, 2001, (ii) each of the members of the Company's Board of Directors, (iii) each of the Company's current executive officers named in the "Summary Compensation Table" under "Executive Compensation" and (iv) all directors and executive officers of the Company as a group. All shares were owned directly with sole voting and investment power unless otherwise indicated.

                                                                  SHARES OF             PERCENT OF
                                                                    COMMON                COMMON
                                                              STOCK BENEFICIALLY    STOCK BENEFICIALLY
NAME OF BENEFICIAL OWNER AND ADDRESS OF 5% BENEFICIAL OWNER         OWNED                OWNED(1)
-----------------------------------------------------------   ------------------    ------------------
BENEFICIAL OWNERS OF 5% OR MORE OF OUTSTANDING COMMON STOCK:
William J. Yung.............................................       3,157,050(2)            10.9%
  201 Grandview Drive
  Fort Mitchell, KY 41017
Dimensional Fund Advisors...................................       1,502,900(3)             5.2%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
DIRECTORS:
Thomas Arasi................................................          50,000                  *
Robert S. Cole..............................................         761,664(4)             2.6%
Joseph C. Calabro...........................................         283,224(5)               *
John M. Lang................................................         378,061(6)             1.3%
Michael A. Leven............................................          51,544(7)               *
Peter R. Tyson..............................................          70,164(8)               *
Richard H. Weiner...........................................         105,100(9)               *
NON-DIRECTOR EXECUTIVE OFFICERS:
Karyn Marasco...............................................         123,200(10)              *
Kenneth R. Posner...........................................         420,000(11)            1.5%
All directors and executive officers as a group (nine
  persons)..................................................       2,242,957(12)            7.7%

---------------

   * Represents less than 1%.
 (1) Ownership percentages are based on 28,139,481 shares of Common Stock outstanding as of April 23, 2001 and options to purchase 834,500 shares of Common Stock currently exercisable by the named individual or group.
 (2) William J. Yung filed a Schedule 13D dated March 13, 2001 with the Securities and Exchange Commission ("SEC") reporting beneficial ownership of 3,157,050 shares of Common Stock. Mr. Yung may be deemed to be the indirect beneficial owner of and have shared voting and dispositive power with respect to (i) the 1,563,350 Shares held by Edgecliff Holdings, LLC by virtue of his indirect control of Edgecliff Holdings, LLC and (ii) the 1,593,750 Shares held by Casuarina Cayman Holdings, Ltd. by virtue of his direct control of Casuarina.
 (3) Dimensional Fund Advisors filed a Schedule 13G dated February 2, 2001 with the SEC reporting ownership of 1,502,900 shares of Common Stock with sole voting and dispositive power with respect to such shares.
 (4) Includes currently exercisable options to purchase 74,000 shares of Common Stock.
 (5) Includes currently exercisable options to purchase 65,000 shares of Common Stock.
 (6) The shares in this table above do not include: (i) shares beneficially held by ProTrust Properties IV, Ltd., ProTrust Properties V, Ltd., Hotel Investors, LP, and ProTrust Equity Growth Fund I, LP (collectively the "Entities"), from which, as of June 8, 1999, Mr. Lang resigned his position as manager, and the shares held by which were formerly deemed to be beneficially owned by him; and (iii) shares beneficially owned by Hotel Capital II, LLC, a limited liability company whose manager, with sole voting and dispositive power, is Robert H. Woods (a partner in Lang Capital Partners, LLC), with respect to which Mr. Lang is not a member or a manager, and does not have voting or dispositive power with respect to those shares; therefore, such shares are not included in Mr. Lang's beneficial ownership. Includes currently exercisable options to purchase 10,000 shares.
 (7) Includes currently exercisable options to purchase 35,000 shares of Common Stock and 5,700 shares owned by Mr. Leven's spouse.
 (8) Includes currently exercisable options to purchase 65,000 shares of Common Stock.
 (9) Includes currently exercisable options to purchase 65,000 shares of Common Stock.
(10) Includes currently exercisable options to purchase 120,500 shares of Common Stock.
(11) Includes currently exercisable options to purchase 400,000 shares of Common Stock.
(12) Includes currently exercisable options to purchase 834,500 shares of Common Stock.

                             ELECTION OF DIRECTORS

     The restated Bylaws of Lodgian provide that the Lodgian Board of Directors will consist of not less than six members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of all directors of Lodgian. The number of directors is currently set at six, considering the resignation of Michael A. Leven effective April 26, 2001. The Board of Directors is divided into three classes; directors in each class are elected for a three-year term in staggered years.

     Robert S. Cole, and Richard H. Weiner, Class III directors whose terms expire at the 2001 Annual Meeting, have been nominated for re-election to the Board of Directors to hold office for a full three-year term expiring at the 2004 Annual Meeting of Stockholders or until a successor has been duly elected and qualified. The nominees are presently directors of Lodgian and have consented to be named as nominees and to serve as directors if elected. Should a nominee be unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management does not anticipate that such an event will occur.

            INFORMATION ABOUT THE NOMINEES, THE CONTINUING DIRECTORS
                             AND EXECUTIVE OFFICERS

     The table below sets forth the names and ages of the directors and executive officers of the Company, as well as the positions and offices held by such persons. A summary of the background and experience of each of these individuals is set forth after the table.

NAME                                        AGE   POSITION WITH LODGIAN
----                                        ---   ---------------------
NOMINEES FOR ELECTION AS DIRECTOR:
  Robert S. Cole..........................  39    Director
  Richard H. Weiner.......................  51    Director

DIRECTORS WHOSE TERMS EXPIRE IN 2002:
  Peter R. Tyson..........................  54    Director
  Joseph C. Calabro.......................  49    Director and Chairman of the Office of the Chairman
                                                  of the Board

DIRECTORS WHOSE TERMS EXPIRE IN 2003:
  John M. Lang............................  46    Director and Member of the Office of the Chairman of
                                                  the Board

  Thomas Arasi............................  43    Director, Chief Executive Officer and President

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS:
  Karyn Marasco...........................  43    Chief Operating Officer and Executive Vice President
  Thomas R. Eppich........................  48    Chief Financial Officer

     Michael A. Leven resigned from the Board of Directors effective April 26, 2001.

     THOMAS ARASI has been Chief Executive Officer and President of the Company since February 9, 2001. Mr. Arasi was also appointed to the Board of Directors effective February 9, 2001. From December 2000 to his employment at Lodgian, Mr. Arasi was President of Harbinger Advisors, L.L.C., an Atlanta based investment advisory company active in the hospitality industry. Harbinger engaged in diversified investment activities including acquisition and development of lodging properties and the growth and restructuring of operating companies. From June 1997 through November 2000, Mr. Arasi was a member of the management committee and held several top operating positions with Bass Hotels & Resorts ("BHR"), one of the leading international owners, operators, franchisors of hotels, including the Inter-Continental, Crowne Plaza, Holiday Inn, Holiday Inn Express, and Staybridge Suites. Most recently, Mr. Arasi was President, Bass Hotel & Resorts -- The Americas, a division consisting of 256 hotels and 66,000 guestrooms in 21 countries. In that capacity, Mr. Arasi had full operating, marketing, brand, development, and asset management responsibilities for Inter-Continental and Crowne Plaza in North and Latin America and for the Holiday Inn, Holiday Inn Express and Staybridge Suites in Latin America. He, furthermore, had responsibility for all company owned and managed hotels for all five brands in the Americas, totaling approximately 150 properties.

     Prior to May 1999, Mr. Arasi was President, Bass Hotels &
Resorts -- Development and Asset Management with global oversight of development of the company's five hotel brands and for BHR's investment and asset management activities including its $3.5 billion real estate portfolio. Mr. Arasi joined BHR in June 1997 as Global Brand President of Crowne Plaza Hotels and Resorts where he was responsible for the company's brand strategy and operations and embarked on a major expansion program globally. In that capacity, he also had responsibility for BHR's Worldwide Sales and Reservations operations.

     From January 1992 to May 1997, Mr. Arasi was employed by Tishman Hotel Corporation, the hotel real estate, management and advisory subsidiary of Tishman Realty and Construction Company, Inc. Mr. Arasi's last position at Tishman Hotel Corporation was President. Prior to joining Tishman, he was Vice President, Lodging Industry Specialist in the investment banking division of Salomon Brothers, Inc., having served in New York, Tokyo and Los Angeles. In addition, Mr. Arasi has held positions with Sheraton, Westin and HVS International.

     KARYN MARASCO has been Chief Operating Officer and Executive Vice President of Lodgian since the Merger. From 1997 until the Merger, Ms. Marasco was the Chief Operating Officer and Executive Vice President of Servico. Prior to such time, Ms. Marasco was affiliated with Westin Hotels & Resorts for 18 years. Most recently, Ms. Marasco served as Westin's Area Managing Director, based in Chicago.

     THOMAS R. EPPICH has been the Chief Financial Officer for Lodgian since June 1, 2000. Mr. Eppich is also currently affiliated with Jay Alix & Associates, a turnaround and restructuring financial consulting firm. During 1997 and 1998, Mr. Eppich was affiliated with Questor Management Company and during 1995 and 1996 was Vice President of Questor Management Company. Questor Management Company manages the Questor Partners Funds, which invest in troubled and underperforming companies. Mr. Eppich possesses more than 25 years of public accounting, auditing and financial consulting experience.

     JOSEPH C. CALABRO has been a director of Lodgian since the Merger, is currently Chairman of the Office of the Chairman of the Board and was a director of Servico from August 1992 until the Merger. Mr. Calabro has been a principal of Joseph C. Calabro C.P.A., a Devon, Pennsylvania accounting firm, since 1982. Mr. Calabro has also been an officer and director of Bibsy Corporation, which previously owned and operated a Holiday Inn hotel in Bensalem, Pennsylvania, since 1971.

     ROBERT S. COLE has been a member of the Board of Directors since the Merger and was Chief Executive Officer and President of the Company from the Merger until February 9, 2001. From 1990 until the Merger, Mr. Cole was the President of Impac and its predecessors and affiliates. During his tenure at Impac, the Company grew from one to fifty-five hotels, including becoming one of Marriott International and Bass Hotels and Resorts largest franchisee. Prior to that time, he held a variety of general manager positions in hotels throughout the United States.

     JOHN M. LANG has been a director of Lodgian since the Merger. Mr. Lang is the President of Lang Capital Partners, LLC, a private venture investment firm based in Atlanta, Georgia. From June 1996 until May 1998, Mr. Lang served as Chief Executive Officer of ProTrust Capital, Inc., an investment firm based in Atlanta, Georgia. Prior to 1996, Mr. Lang, an attorney, was the managing partner of an Atlanta law firm.

     PETER R. TYSON has been a director of Lodgian since the Merger and was a director of Servico from August 1992 until the Merger. From December 1990 to the present, Mr. Tyson has been President of Peter R. Tyson & Associates, Inc., a firm offering consulting services to clients in the hospitality industry. Prior to forming Peter R. Tyson & Associates, Inc., Mr. Tyson was the partner-in-charge of the hospitality industry consulting practice in the Philadelphia office of the accounting and consulting firm of Laventhol & Horwath, with which he was associated for 20 years.

     RICHARD H. WEINER has been a director of Lodgian since the Merger and was a director of Servico from August 1992 until the Merger. Mr. Weiner is a senior partner in the Albany, New York law firm of Cooper, Erving, Savage, Nolan & Heller, where he has practiced law since 1975.

DIRECTOR COMPENSATION

     Lodgian pays non-executive Board members a $24,000 total annual retainer, as well as fees of $1,500 per board meeting, $1,000 per board committee meeting, and $500 per telephonic board or board committee meeting. This amount is payable in either cash or stock of the Company or a combination of both at the discretion of the Director. In addition, Mr. Joseph C. Calabro, in lieu of the normal annual retainer and per meeting fees, is receiving annual director compensation of $100,000 for services rendered to Lodgian in his capacity as Chairman of the Office of the Chairman of the Board. During 2000, Mr. Robert Cole, as an executive officer of the Company, received no compensation for serving as a member of Lodgian's Board. During 2001, Mr. Thomas Arasi, as an executive officer of the Company, will receive no compensation for serving as a member of Lodgian's Board.

     Lodgian also reimbursed directors for expenses associated with attending Board and committee meetings of the Company.

     Under the Lodgian, Inc. Non-Employee Directors' Stock Plan, each non-employee director is automatically granted, on the date such director's term of office commences, and each year thereafter on the day following any annual meeting of stockholders (as long as such director's term as a director is continuing for the ensuing year), an option to acquire 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted to non-employee directors become exercisable upon grant.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of Lodgian held 18 meetings during fiscal year 2000. No director attended fewer than 83% of the total aggregate number of the Company's meetings of the Board of Directors and any committee of the Board of Directors on which such director served during his tenure as a director or committee member.

     The Board of Directors of Lodgian currently has two standing committees: the Audit Committee and the Compensation Committee. The full Board of Directors currently serves as the Nominating Committee.

     The Company has an Audit Committee composed of independent directors for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee" included in this annual proxy statement.

     The principal functions of the Compensation Committee are to approve or, in some cases, to recommend to the Board of Directors remuneration arrangements and compensation plans involving the Company's directors and executive officers, review bonus criteria and bonus recommendations, review compensation of directors and administer the Company's Stock Option Plan. See the "Report of the Compensation Committee on Executive Compensation" included in this annual proxy statement for further discussion.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Company is composed of four independent directors and operates under a written charter adopted by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. The Audit Committee held 12 meetings during fiscal 2000.

     Management is responsible for the Company's internal controls and financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management and the Company's independent accountants. Management reported to the Audit Committee that the Company's consolidated financial statements for the Company's 2000 fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 "Communications with Audit Committee", as amended.

     The Company's independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independence Standards No. 1 "Independence Discussions with Audit Committees" and the Audit Committee discussed with the independent accountants their firm's independence. The Audit Committee considered whether the provision of services by the independent accountants, other than audit services, is compatible with maintaining the independent accountants' independence.

     Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended that the Board of Directors include the Company's audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 filed with the SEC. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent accountants.

                                          Submitted by,

                                          Joseph C. Calabro, Chairman
                                          John M. Lang
                                          Peter R. Tyson
                                          Richard H. Weiner

                       FISCAL 2000 AUDIT FIRM FEE SUMMARY

     The aggregate fees billed by Arthur Andersen LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 were $601,000 and $662,500 for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year.

     Arthur Andersen LLP did not provide any services related to financial information systems design and implementation during the fiscal year ended December 31, 2000.

     Arthur Andersen LLP did not provide any other services during the fiscal year ended December 31, 2000.

                       CHANGES IN CERTIFYING ACCOUNTANTS

     At a meeting held on August 30, 2000, the Board of Directors, at the recommendation of its Audit Committee, made the decision to seek the retention of new independent auditors for the year ending December 31, 2000 to replace the firm of Ernst & Young LLP as the Company's independent auditors. On September 20, 2000 the Board of Directors appointed Arthur Andersen LLP as the Company's independent accountants. Arthur Andersen LLP had not consulted with the Company on any matters within the last two years.

     Ernst & Young LLP resigned as the Company's independent auditors on September 15, 2000. The reports of Ernst & Young LLP on the Company's financial statements for the years ended December 31, 1999 and 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the report of Ernst & Young LLP on the Company's financial statements for the year ended December 31, 1999, which stated that Ernst & Young LLP was unable to review the quarterly data included in footnote 17 to the financial statements for the year ended December 31, 1999 in accordance with standards established by the American Institute of Certified Public Accountants because the Company's internal controls for the preparation of interim financial information did not provide an adequate basis to enable them to complete such a review.

     In connection with the audits of the Company's financial statements for each of the two years ended December 31, 1999, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

     In connection with the audit of the Company's financial statements as of December 31, 1999, Ernst & Young LLP informed the Company of the existence of the following "reportable events" as that term is described in Item 304(a)(l)(v) of Regulation S-K as follows:

          In their report to the Audit Committee for the year ended December 31, 1999, Ernst & Young LLP advised the Company of the existence of material weaknesses, as defined by standards established by the

     American Institute of Certified Public Accountants related to (1) Overall Lack of Controls within the Financial Accounting Processes, (2) Lack of Account Reconciliations within the Company's Cash, Property and Equipment, and Accounts Payable and Accrual accounts, (3) Lack of General Application Controls over the Company's Information Systems, and (4) Lack of Approval of Journal Entries.

     The Company's Audit Committee discussed these matters with Ernst & Young LLP. The Company had authorized Ernst & Young LLP to respond fully to the inquiries of Arthur Andersen LLP concerning these matters.

     As disclosed in the Company's Form 10-K for the fiscal year ended December 31, 2000, the Company, at the direction of the Audit Committee, has committed substantial resources to mitigate the previously identified control weaknesses including contracting with outside consulting accountants to ensure the Company has the corporate financial personnel needed to provide reasonable assurances that it can comply with the record keeping and internal control requirements applicable to SEC registrants. Management believes these efforts have enabled the Company to produce reliable interim and annual financial statements during 2000. The Company implemented a plan that enabled it to timely comply with the financial statement reporting requirements applicable to SEC registrants for its 2000 annual financial statement and, in management's opinion, has substantially developed and implemented an adequate control environment as of this date. As part of this plan, during the third and fourth quarters of 2000 the Company implemented the following action steps: (i) developed and implemented numerous new controls and policies, (ii) implemented a process to insure that material transactions are recorded on a timely basis, (iii) implemented an account closing process so that all material accounts are reconciled and reviewed on a timely basis and (iv) reorganized and changed personnel in the accounting and finance functions to improve the accuracy and timeliness of the financial accounting processes. The Company believes the continued implementation of the plan will allow it to timely comply with the financial statement reporting requirements applicable to SEC registrants in the future.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning compensation paid or accrued by the Company, to or on behalf of the Chief Executive Officer and to each of the Company's executive officers other than the Chief Executive Officer for the three years ended December 31, 2000.

                                                   ANNUAL COMPENSATION           COMPENSATION
                                             --------------------------------       AWARDS
                                                                      OTHER     ---------------
                                                                     ANNUAL       SECURITIES      ALL OTHER
                                                                     COMPEN-      UNDERLYING       COMPEN-
                                      YEAR   SALARY($)   BONUS($)   SATION($)   OPTIONS/SARS(3)   SATIONS(4)
                                      ----   ---------   --------   ---------   ---------------   ----------
Robert S. Cole(1)...................  2000    302,349         --         --              --             --
  Chief Executive Officer and         1999    293,524         --         --              --             --
  President                           1998     17,308         --         --         185,000             --
Karyn Marasco.......................  2000    284,840     75,000         --              --             --
  Chief Operating Officer and         1999    257,862    121,000         --              --             --
  Executive Vice President            1998    235,000    100,000         --              --         20,106
Kenneth R. Posner(2)................  2000    173,078    250,000         --              --             --
  Chief Financial Officer and         1999    159,812    180,000         --         400,000          4,791
  Executive Vice President

---------------

(1) Mr. Cole served as Chief Executive Officer and President from December 11, 1998 to February 9, 2001.
(2) Mr. Posner served as Executive Vice President and Chief Financial Officer of Lodgian from April 27, 1999 until June 1, 2000. He continued to serve as Executive Vice President from June 1, 2000 until July 30, 2000.
(3) Represents the number of shares of common stock underlying the options/SARs.
(4) Each item included in this column represents a contribution made by Lodgian under its 401(k) Plan on behalf of the named executive based on such executive's annual elective pre-tax deferred contribution (included under Salary) to such plan, except for Ms. Marasco, whose figure also includes a relocation allowance of $19,687 and Mr. Posner whose figure includes a relocation allowance of $4,791.

STOCK OPTION PLAN

     The Lodgian, Inc. 1998 Stock Incentive Plan provides for the issuance of incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 ("The Internal Revenue Code") and non-qualified stock options not intended to meet the requirements of Section 422A of the Internal Revenue Code. The plan is administered by a committee of the Board of Directors which, subject to the terms of the plan, determines to whom grants are made and the vesting, timing and amounts of such grants.

     There were no stock option grants made during 2000 to the executive officers named in the "Summary Compensation Table". Accordingly, the table of "Stock Option Grants in Fiscal Year 2000" has not been included.

     The following table sets forth certain summary information concerning exercised and unexercised stock options to purchase the Company's Common Stock as of April 23, 2001, under the Lodgian, Inc. 1998 Stock Incentive Plan held by executive officers named in the "Summary Compensation Table."

                     STOCK OPTION EXERCISES IN FISCAL YEAR
                     2000 AND FISCAL YEAR-END OPTION VALUES

                                                                                                          VALUE OF UNEXERCISED
                                                                            NUMBER OF UNEXERCISED             IN-THE-MONEY
                                                                            OPTIONS/SARS HELD AT             OPTIONS/SARS AT
                                                                             FISCAL YEAR END (#)         FISCAL YEAR-END ($)(1)
                                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME AND POSITION DURING 2000 FISCAL YEAR  EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------  ------------   ------------   -----------   -------------   -----------   -------------
Robert S. Cole.................                  --             --          74,000        111,000            --             --
  President and Chief Executive Officer
Karyn Marasco..................                  --             --         120,500         34,500            --             --
  Chief Operating Officer and Executive
  Vice President
Kenneth R. Posner..............                  --             --         400,000             --            --             --
  Chief Financial Officer and Executive
  Vice President

---------------

(1) The value of unexercised in-the-money options/SARs represents the number of options/SARs held at year-end 2000 multiplied by the difference between the exercise price and $3.31, the closing price of Lodgian's Common Stock at year-end 2000.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

  Employment Agreements

     THOMAS ARASI entered into an employment agreement with Lodgian relating to his employment as President and Chief Executive Officer, as of February 9, 2001. This employment agreement is for an initial term of three years with a base salary of not less than $550,000. Annual increases are at the discretion of the Board of Directors. During the initial three year term Mr. Arasi is eligible to receive an annual bonus of up to 100% of base salary. During the first, second and third year of the employment period $325,000, $275,000 and $225,000, respectively, of the annual bonus will be guaranteed and paid quarterly. The remainder of the annual bonus will be determined based on the achievement of performance objectives that are mutually agreed to by the Compensation Committee of the Board of Directors and Mr. Arasi. Mr. Arasi receives paid health insurance, paid disability insurance, paid life insurance, a company car and is entitled to participate, to the extent eligible, under any benefit plans provided to other executives of Lodgian. Mr. Arasi is entitled to a minimum of four weeks vacation annually. Mr. Arasi was granted options to acquire 2,000,000 shares of Lodgian's Common Stock, which will vest equally over a period of four years. The term of the options will be ten years. The exercise price of the options is derived from a formula that will yield an exercise price that is less than the fair market value of the stock on the date of grant. The options granted to Mr. Arasi were granted outside of the Lodgian, Inc. 1998 Stock Incentive Plan. Mr. Arasi's employment agreement contains provisions for payments to Mr. Arasi in the event of termination or change of control as described more fully under "Arrangements Regarding Termination of Employment and Change of Control".

     ROBERT COLE entered into an employment agreement with Lodgian relating to his employment as President and Chief Executive Officer, as of December 11, 1998. This employment agreement provided for a base salary subject to increases and bonuses, in each case, at the discretion of the Board of Directors. The base salary paid to Mr. Cole during 2000 was $302,349. Mr. Cole also receives paid health insurance, paid disability insurance and is entitled to participate, to the extent eligible, under any benefit plans provided to other executives of Lodgian. Mr. Cole is entitled to a minimum of three weeks paid vacation annually.

     On February 9, 2001, Mr. Cole and Lodgian entered into a Separation Agreement. On this date Mr. Cole, with the Company's consent, resigned his position as President and Chief Executive Officer and continued as a non-officer employee through March 2, 2001. Mr. Cole received a severance payment of $750,000 in full settlement of all amounts due Mr. Cole by reason of the termination of his employment agreement. During the period March 3, 2001 to March 31, 2002 Mr. Cole will provide transition assistance and strategic and financial advisory services to Lodgian. Mr. Cole received $750,000 for his consulting services. The Company and Mr. Cole released one another from all claims rising out of Mr. Cole's employment with the Company.

     KARYN MARASCO entered into a three-year employment agreement with Servico relating to her employment as Executive Vice President and Chief Operating Officer of Servico on May 2, 1997. On November 24, 1998, the agreement was extended for a period of one year and on July 28, 2000 was extended through September 2002. The employment agreement provides for a base salary of $257,862 subject to increases and bonuses at the discretion of the Board. Ms. Marasco is also entitled to receive the benefits offered other executive officers. Pursuant to the terms of her employment agreement, Ms. Marasco was granted options to acquire 50,000 shares of Lodgian Common Stock, with 10,000 of such shares vesting immediately and 10,000 vesting annually. The employment agreement is terminable upon 30 days notice but in the event Ms. Marasco is terminated other than "for Cause," as defined in the agreement, she will be entitled to her base salary and benefits under the agreement for the greater of the unexpired term or one year.

     KENNETH R. POSNER entered into an agreement with Lodgian relating to his employment as an Executive Vice President and Chief Financial Officer as of April 9, 1999 and effective as of April 27, 1999. The employment agreement provides for a base salary of $250,000. For the calendar year of 1999, Mr. Posner was guaranteed a bonus equal to one hundred percent (100%) of his prorated base salary. Thereafter, any bonus payments are at the discretion of the Board of Directors. Mr. Posner is also entitled to receive the benefits offered to other executive officers. Pursuant to the terms of his employment agreement, Mr. Posner was granted options to acquire 400,000 shares of Lodgian Common Stock. The options vest twenty percent (20%) per year over five years. In the event Mr. Posner is terminated other than "for Cause", as defined in the agreement, he will be entitled to receive his base salary, plus a percentage of his bonus, under the agreement for the greater of the unexpired term or one year.

     On June 30, 2000 Mr. Posner entered into an Amendment to Employment Agreement and Release with Lodgian, whereby Mr. Posner agreed to resign as Executive Vice President as of July 30, 2000. Mr. Posner also agreed to complete work on the 1999 Form 10-K for the Company. The Company agreed to pay Mr. Posner his salary through July 30, 2000 and thereafter pay Mr. Posner $250,000. All unvested options granted to Mr. Posner on April 9, 1999 vested on July 30, 2000. The Company and Mr. Posner released one another from all claims arising out of Mr. Posner's employment with the Company.

  Arrangements Regarding Termination of Employment and Changes of Control

     The employment agreement between Lodgian and Mr. Arasi provides for payments to Mr. Arasi in the event of termination by the Company without cause or by Mr. Arasi for good reason. The terms of the payments are as follows; (i) three times his annual base compensation and the maximum amount of annual bonus that could have been paid; (ii) continuation of health, life and disability benefits for three years; and (iii) all unvested options shall vest. Mr. Arasi's change of control provisions vary depending on the circumstances that lead to a change of control. The maximum payable under the change of control provisions are approximately the same as described above.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of Lodgian's executive officers, including it's Chief Executive Officer, is determined by the Compensation Committee of Lodgian's Board of Directors. The Compensation Committee is composed of Peter R. Tyson (Chairman), John M. Lang, Michael A. Leven and Richard H. Weiner. Mr. Leven resigned as a director of Lodgian effective April 26, 2001. During fiscal 2000, the Compensation Committee held no formal meetings separate from full meetings of the Board of Directors.

     Lodgian's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with Lodgian's short-term and long-term performance goals, reward corporate performance and recognize individual initiative and achievement. It is anticipated that these policies will help Lodgian to continue to attract and retain quality personnel and thereby enhance Lodgian's long-term profitability and share value.

     Executive compensation ranges have been designed to be competitive with amounts paid to senior executives at companies in the hospitality industry which compete with Lodgian, companies which are similar in size to Lodgian and companies with which Lodgian competes for senior executives. Within this framework, individual executive compensation is based on personal and corporate achievement and the individual's level of responsibility and experience. However, in any particular year, Lodgian's executives may be paid more or less than executives in peer companies depending upon Lodgian's performance.

  Base Compensation

     The base salaries of Lodgian's executive officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. An executive's base salary is determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive's job responsibilities and his or her experience and potential for advancement. Further, in establishing base salaries for Lodgian's executive officers the Compensation Committee considers numerous other factors, including the following:

        i. Industry compensation trends;

        ii. Cost-of-living and other local and geographic considerations;

        iii. Consultation with other Lodgian executives;

        iv. Hospitality industry and job-specific skills and knowledge;

        v. Historical and expected contributions to Lodgian's performance; and

        vi. Level, complexity, breadth and difficulty of duties.

     In establishing the base salaries of the executive officers, the Compensation Committee was cognizant of the roles of each executive officer in the operations of Lodgian and its predecessors. The Compensation Committee specifically recognized the results of operations and financial condition of Lodgian's predecessors during the prior fiscal year and the roles and responsibilities of each of the executive officers.

  Bonus Program

     The Incentive Compensation Plan, an annual bonus program, has been implemented at Lodgian. The objectives of the bonus program are to: motivate and reward the accomplishment of corporate objectives; reinforce a strong performance orientation; provide a direct link between corporate performance and executive compensation; and provide a fully competitive compensation package which will attract, reward and retain individuals of the highest quality. As a performance-based plan, cash bonus awards are required to be paid under the plan only upon the achievement of pre-established corporate performance objectives on a quarterly and annual basis, and no bonuses are required to be paid if the minimum established thresholds are not met. A maximum ceiling is also established for awards under the bonus program which is determined after consideration of Lodgian's competitive position in the industry, assessment of long-term goals and business performance considerations.

  Stock Options and Stock Appreciation Rights

     Lodgian's long-term executive compensation incentives, under the Company's 1998 Stock Incentive Plan and Non-Employee Directors' Stock Plan, are in the form of stock option awards and stock appreciation rights. The maximum number of shares of Common Stock which may be issued under the 1998 Stock Incentive Plan and the Non-Employee Directors' Stock Plan are 3,000,000 and 300,000, respectively. The

Compensation Committee believes that stock option awards and stock appreciation rights are an effective means of advancing the long-term interests of Lodgian's stockholders by integrating executive compensation with the long-term value of Lodgian Common Stock. Awards are granted at the prevailing market price on the date of grant and are valuable to executives only if Lodgian's Common Stock appreciates. During 2000, the Compensation Committee did not award any options to purchase shares of Lodgian Common Stock to the executive officers named in the "Summary Compensation Table".

  Chief Executive Officer

     Like the other executive officers listed in the "Summary Compensation Table", 2000 compensation for Robert Cole, Lodgian's former President and Chief Executive Officer, consisted primarily of a base salary and a discretionary bonus based on corporate performance. His base salary for 2000 was set at $300,000 per year. (Mr. Cole received $302,349, due to pay period arrangements.) Mr. Cole was awarded no discretionary bonus for 2000.

     At the time of the Merger, Lodgian's Compensation Committee determined Mr. Cole's compensation based on the expectation that Mr. Cole would act as Lodgian's President. Upon David Budderneyer's resignation from the position of Chief Executive Officer of Servico, Mr. Cole agreed to serve as Chief Executive Officer of Lodgian upon consummation of the Merger at the same level of compensation. That level of compensation was not changed during the year 2000.

                                          Submitted by,

                                            Peter R. Tyson, Chairman
                                            John M. Lang
                                            Richard H. Weiner

                               PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total stockholder return on Lodgian's Common Stock with the Dow Jones Lodging Index and the Dow Jones US Total Market Index. The Lodgian common stock traded on the American Stock Exchange under the symbol "SER" from August 18, 1992 until June 18, 1997 and thereafter traded on the New York Stock Exchange ("NYSE") until December 11, 1998, at which time the symbol was changed to "LOD". The graph assumes an investment of $100.00 on December 31, 1995 in (i) Lodgian's Common Stock, (ii) the Dow Jones Lodging Index and (iii) stocks comprising the Dow Jones US Total Market Index.

                                                                                                           DOW JONES US TOTAL
                                                      LODGIAN, INC.          DOW JONES LODGING INDEX          MARKET INDEX
                                                      -------------          -----------------------       ------------------
1995                                                     100.00                      100.00                      100.00
1996                                                     135.60                      141.28                      122.08
1997                                                     141.90                      186.00                      160.84
1998                                                      40.99                      135.26                      200.88
1999                                                      42.05                      132.83                      246.53
2000                                                      27.86                      176.52                      223.69

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The following parties have direct or indirect material interest in transactions with the Company since the beginning of its most recently completed fiscal year and such transactions are described below.

     Mr. Cole is a minority shareholder of Impac Hotel Development ("IHD"), which provided acquisition and property development services to Impac for a development fee of four percent of the total project cost of each property acquired or developed. Impac agreed to terminate this agreement prior to the consummation of the Merger so that Impac and its subsidiaries will have no further obligations under the agreement after the Merger other than the payment of up to a four percent development fee (not to exceed $2.5 million in the aggregate) in the event Lodgian acquires or develops any of the hotels or properties identified in the Merger Agreement as Impac's acquisition and development pipeline. During 1999, the Company paid $1.0 million in connection with this arrangement. Of this amount, the Company's former Chief Executive Officer and President received $225,000. No payments were made in 2000 to IHD or Mr. Cole. In connection with Mr. Cole's separation from the Company, any future contingent obligations related to this agreement have ceased.

     IHD had contracted with Elegant Interiors, LLC ("Elegant"), an entity wholly owned by Sheila Lang (the spouse of John M. Lang, a member of the Board of Directors) to provide interior design consulting service. In the event IHD, or its assignee, receives payment of the above-reference development fees, IHD, or its assignee, will pay Elegant accrued consulting fees (not to exceed $250,000) with respect to any of the hotels or properties identified in the merger agreement as being in Impac's acquisition and development pipeline. On January 3, 2000, Impac Design Company, LLC, the assignee of IHD satisfied its obligations under this agreement.

     Mr. Cole has been an 8% limited partner in the partnership that owns the Courtyard by Marriott in Tifton, Georgia since 1996. The Company manages this hotel in accordance with a management agreement, which provides that the Company is paid a base fee calculated as a percentage of gross revenues, an accounting services fee and an incentive management fee. The base fee is 3% of gross revenues and the incentive fee is a percentage of the amount by which gross operating profit exceeds a negotiated amount. The Company earned fees of $71,400, $69,300 and $60,000 during 2000, 1999, and 1998, respectively. The management agreement was terminated in March 2001.

     On December 15, 2000 the Company sold a partially constructed hotel located in Richmond, Virginia to Columbia Sussex Corporation, an entity controlled by William J. Yung. Mr. Yung is a 10.9% beneficial owner of the Company's common stock. The Company received net proceeds of approximately $12.3 million from the sale and recorded a loss on the sale of approximately $.5 million. In addition, the Company entered into a separate management contract with the purchaser to provide construction management oversight until completion of the project.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires Lodgian's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of Lodgian's Common Stock and other equity securities with the SEC and the NYSE. Directors, executive officers and 10% stockholders are required to furnish Lodgian with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, Lodgian believes that during 2000, Lodgian's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2000, the following directors served on the Compensation Committee of the Board of Directors: Peter R. Tyson (Chairman), John M. Lang, Michael A. Leven and Richard H. Weiner. None of such persons is or has been an executive officer of the Company, and no interlocking relationships exist between any such person and the directors or executive officers of any other Company.

                                 OTHER BUSINESS

     The Board of Directors does not intend to bring any other business before the meeting, and, as far as is known by the Board of Directors, no matters are to be brought before the meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgement of the persons voting such proxies.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP to be Lodgian's independent public accountants for the fiscal year ending December 31, 2001. Arthur Andersen LLP also served as Lodgian's independent public accountants for the fiscal year ended December 31, 2000. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

     A copy of Lodgian's 2000 Annual Report to Stockholders, including audited financial statements, was mailed to all stockholders of the Company along with this Proxy Statement. The Annual Report to Stockholders, however, is not part of the proxy soliciting material. ADDITIONAL COPIES OF THE ANNUAL REPORT TO STOCKHOLDERS AND COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, AS FILED WITH THE SEC (WITHOUT EXHIBITS) ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, FROM LODGIAN OR ARE AVAILABLE ON THE COMPANY'S WEBSITE, www.lodgian.com. SUCH REQUESTS SHOULD BE DIRECTED TO LODGIAN, INC., 3445 PEACHTREE ROAD, N.E., SUITE 700, ATLANTA, GEORGIA 30326. ATTENTION:
SHAREHOLDER RELATIONS DEPARTMENT.

                            SOLICITATION OF PROXIES

     The proxy accompanying this Proxy Statement is solicited by the Lodgian Board of Directors. Proxies may be solicited by officers, directors and regular supervisory and executive employees of Lodgian, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. Lodgian may reimburse brokers and other persons holding shares in their names or in the name of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. Lodgian has engaged Corporate Investor Communications, Inc. to coordinate the solicitation of proxies by or through brokers, banks and other custodians, nominees and fiduciaries. All of the costs of solicitation of proxies will be paid by Lodgian.

                STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

     Lodgian's Bylaws have an advance notice procedure for stockholders to bring business before an annual meeting of stockholders. The advance notice procedure requires that since the date of this year's annual meeting has been changed more than thirty days from the date of last year's meeting, a stockholder interested in presenting a proposal for action at the 2002 Annual Meeting of Stockholders must deliver a written notice of the proposal, together with certain specified information relating to such stockholder's stock ownership and identity, to Lodgian's Secretary a reasonable time before the Company begins to print and mail its proxy materials.

                                          By order of the Board of Directors,

                                          /s/ THOMAS S. GRYBOSKI

                                          Thomas S. Gryboski
                                          Secretary

Dated: April 27, 2001
Atlanta, Georgia

                                                                      APPENDIX A

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     A. The Audit Committee's role is one of oversight. Management is responsible for preparing the Company's financial statements and the external auditor is responsible for auditing those financial statements.

     B. The Audit Committee shall be appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities shall be to:

       - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding financial, accounting, and legal compliance.

       - Monitor the independence and performance of the Company's independent auditors and internal auditing department.

       - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board.

     C. The Audit Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities, and shall have direct access to the independent auditors as well as anyone else in the Company. The Audit Committee shall be authorized to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     A. Audit Committee members shall meet the requirements of New York Stock Exchange for audit committee members of companies quoted on the NYSE.
        (i) The Audit Committee shall be comprised of three or more directors, as such number shall be determined by the Board; (ii) each member shall be an independent non-executive director who is free from any relationship that could interfere with the exercise of his or her independent judgment; and (iii) all members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience which results in such member's financial sophistication.

     B. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

     C. The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in executive session at least annually with management, the senior internal auditing executive, the independent auditors, and as a committee to discuss any matters that the Audit Committee or any of the foregoing persons believes should be discussed. In addition, the Audit Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures prior to public release of information. Notwithstanding the foregoing, the procedures set forth in this paragraph are intended as guidelines, to be followed as practicable, and not as mandatory requirements.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The Audit Committee shall:

     Review Procedures

     A. Review and reassess the adequacy of this Charter at least annually and suggest revisions as appropriate; submit the Charter to the Board for approval and ensure that the Charter is published at least every three years in accordance with SEC regulations.

     B. Review the Company's annual audited financial statements prior to filing or distribution. Review shall include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     C. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management's responses.

     D. Discuss with the independent auditors any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Accounting Standards No. 61, as may be modified or supplemented. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of such review.

     Independent Auditor

     E. Annually recommend to the Board the appointment of independent auditors, which auditors shall ultimately be accountable to the Audit Committee and the Board.

     F. Review the independence and performance of such auditors and approve any discharge of such auditors when circumstances warrant.

     G. Review fees and other significant compensation to be paid to the independent auditors, which fees and compensation shall be subject to the Audit Committee's approval.

     H. Review the independent auditors' engagement letter and audit plan and discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     I. On an annual basis, review and discuss with the independent auditors all significant relationships that the independent auditors have with the Company that could impair such auditors' independence and recommend that the Board take appropriate action to ensure such independence.

     J. Ensure that the independent auditors provide the Audit Committee with the written disclosures and letter required by Independent Standards Board Standard No. 1 as may be modified or supplemented and review such disclosures and letter.

     K. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in the Company's financial reporting.

     Internal Audit Department and Legal Compliance

     L. Review the Company's budget, business plan, changes in such plan, activities, organizational structure, and qualifications of the Company's internal audit department, as needed.

     M. Review the appointment, performance, and, when necessary, replacement of the Company's senior internal audit executive.

     N. Review significant reports prepared by the Company's internal audit department together with management's response and follow-up to these reports.

     O. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies and the response to such inquiries.

     Other Audit Committee Responsibilities

     P. Annually prepare a report to shareholders as required by the Securities and Exchange Commission and ensure that such report is included in the Company's annual proxy statement.

     Q. Review with the independent auditor any problems or difficulties the auditor might have encountered and any letter to management provided by the auditor and the Companies response to that letter. Such review should include:

       a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

       b. Any changes required in the planned scope of the internal audit.

       c. The internal audit department responsibilities, budget and staffing.

     R. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

     S. Maintain minutes of the Committee's meetings and periodically report to the Board on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such activities shall remain the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the internal audit department or to assure compliance with laws and regulations.

                                 LODGIAN, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 21, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby appoints Thomas Arasi and Karyn Marasco, or either of them with power of substitution, as attorneys in fact, agents and proxies for the undersigned to vote all shares of Common Stock, par value $.01 per share, of Lodgian, Inc. ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, June 21, 2001, commencing at 9:30 a.m. Eastern Standard Time, at Tower Place -- Building 100, 27th Floor, 3340 Peachtree Road N.E., Atlanta, Georgia 30326, and at any and all adjournments or postponements thereof, to the same extent and with the same power as if the undersigned was personally present at said meeting or such adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS.

   If there are amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.

   THE UNDERSIGNED HEREBY REVOKES ANY PREVIOUS PROXIES WITH RESPECT TO MATTERS COVERED BY THIS PROXY.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

1. The election as directors of all nominees listed below:

   [ ]  FOR                                                           [ ]

   [ ]  WITHHOLD AUTHORITY for all nominees

   Nominees: Robert S. Cole, Richard H. Weiner

  INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEES(S), MARK "FOR" ABOVE AND WRITE THE NAME(S) OF THE NOMINEES(S) FOR WHOM YOU DO NOT WISH TO VOTE BELOW.

   -----------------------------------------------------------------------------

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

2. Proposal to ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company.

  [ ] FOR                [ ] AGAINST                [ ] ABSTAIN

            (Continued, and to be signed and dated on the other side.)

   3. In their discretion, act on any other matters that may properly come before the meeting and matters incidental to the conduct of the meeting.

   The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement for the June 21, 2001 meeting.

   PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. CORPORATION PROXIES SHOULD BE SIGNED IN CORPORATE NAME BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES OR GUARDIANS SHOULD GIVE THEIR TITLE WHEN SIGNING. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                    Dated:

                                                    --------------------- , 2001

                                                    Signature of Stockholder(s)

                                                    ----------------------------

                                                    ----------------------------

                                                    Print Name(s) Here

                                                    ----------------------------

                                                    ----------------------------

                                                    PLEASE COMPLETE, DATE, SIGN
                                                    AND MAIL THIS PROXY IN THE
                                                    ENVELOPE PROVIDED.

                                                    IF YOU NEED ASSISTANCE IN
                                                    VOTING YOUR SHARES, PLEASE
                                                    CALL LODGIAN'S SECRETARY,
                                                    THOMAS S. GRYBOSKI, AT
                                                    404-364-9400.